Alpha Natural Resources, Inc.

Contact: Ted Pile (276) 623-2920

FOR IMMEDIATE RELEASE

Coal Producer Alpha Natural Resources Reports
Results for Fourth Quarter and Full Year 2004

•	Revenue, EBITDA, net income all increase for both quarter and year

•	Concentration of metallurgical coal sales continues to grow

•	Production 97% committed for 2005, 51% for 2006 and 24% for 2007

ABINGDON, Va., March 15, 2005—Alpha Natural Resources, Inc. (NYSE: ANR), a leading Appalachian coal producer, today reported financial results for its fourth quarter and year ended December 31, 2004.

On February 11, 2005, Alpha Natural Resources, Inc. (Alpha) succeeded to the business of ANR Holdings, LLC in a series of internal restructuring transactions and on February 18, 2005, Alpha completed the initial public offering of its common stock. The financial results presented are for ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries (the Company), which prior to the internal restructuring were the owners of a majority of the membership interests of ANR Holdings, LLC. Pro forma financial results for 2004 and 2003 give effect to the Company’s internal restructuring, 2004 financings and 2003 acquisitions.

Results for the Quarter

Revenues grew 47 percent to $332.7 million in the fourth quarter of 2004 from $226.9 million in the corresponding period of 2003. EBITDA, as adjusted (which the Company defines as net income or loss plus interest expense, income taxes, and depreciation, depletion and amortization less interest income and adjusted for minority interest), more than doubled to $22.6 million from $10.3 million in the fourth quarter of the previous year. Net income for the fourth quarter of 2004 was $1.1 million compared with a net loss of $0.7 million in 2003. The reconciliation of EBITDA, as adjusted, to net income or loss, the most directly comparable GAAP measure, is detailed in the attached financial statements.

Of the 6.4 million tons of coal sold in the fourth quarter of 2004, approximately 2.3 million tons were higher priced metallurgical coals. By comparison, in the fourth quarter of 2003, metallurgical coal sales totaled 1.7 million tons.

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Operating income in the fourth quarter of 2004 was favorably affected by the Company’s sale of high quality steam coal into the higher priced metallurgical markets, resulting in improved margins despite higher unit costs. The Company’s coal margin (coal revenue less cost of coal sales, divided by coal revenue) reached 9.5 percent compared with 7.3 percent in the fourth quarter of 2003.

Coal sales realization per ton climbed 38 percent from $31.96 in the fourth quarter of 2003 to $44.07 in the most recent quarter. The Company’s unit cost of coal sold (excluding depreciation, depletion and amortization) for produced and processed coal was $36.52 in the fourth quarter, partly reflecting the added costs involved in targeting premium markets such as higher washing and trucking expenses. The Company’s unit cost of coal purchased from third parties in the fourth quarter of 2004 was $49.23. Other factors impacting costs were higher outlays for contract miners and production supplies, and higher royalty and severance tax expenses that rise in direct proportion to revenue. Poor rail service in the quarter reduced shipments more than anticipated and thus also affected unit costs.

Results in the fourth quarter of 2004 also were impacted by certain other items, including revenue deferrals on certain Middle Eastern business, stock-based compensation expense associated with option grants to certain members of management and key employees during the quarter, and expenses associated with assessing and improving internal controls in anticipation of the public company reporting requirements of the Sarbanes-Oxley Act. These items were largely offset by certain one-time positive items, including settlement of an overseas contract and an incentive bonus reversal. In addition, the introduction last July of a new retiree medical insurance plan for union-free employees added $1.8 million to fourth-quarter costs, and interest expense in the most recent quarter was $3.7 million higher than the previous year due to the issuance of $175 million of senior notes in May 2004.

“Demand remains strong for the type of high-quality coal we mine, and we are capitalizing on the long-standing reputation we and our predecessor companies have in the international and domestic metallurgical coal markets,” said Michael J. Quillen, Alpha’s President and CEO. “By maintaining flexibility, our production, blending and marketing teams have done outstanding work capturing significant market opportunities as they emerged, and this is positively influencing our earnings.”

Quillen noted that robust coal pricing has been brought about by continued strong demand by both utilities and steel companies, fueled by an improving U.S. economy and limited availability of high-quality coal in Central Appalachia, where Alpha has its greatest concentration of coal mines. Other factors driving demand include robust economic growth in Asia that has affected global coal shipments, a weaker U.S. dollar that has made U.S. export coal more attractive, and high natural gas prices that continue to make coal an economically viable fuel source for utilities.

One of Alpha’s core commitments is to safeguard the health and welfare of employees by designing and implementing high safety standards in the workplace. “With our focus on continuous safety improvement and best practices, we saw positive results in the last half of 2004 from implementing new safety programs, which I’m pleased to say have carried over into 2005,” Quillen said.

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Results for the Full Year 2004

Revenue in 2004 increased 60 percent to $1,269.7 million from $792.6 million in 2003. Company EBITDA, as adjusted, rose more than two-fold to $119.3 million from $47.7 million in 2003.

Net income for the full year 2004 totaled $20.0 million compared with net income of $2.3 million in 2003.

On a pro forma basis, Alpha’s net income for 2004 was $29.6 million, or $0.47 per pro forma diluted share, compared with pro forma net income of $0.5 million, or $0.01 per pro forma diluted share, in 2003. These pro forma results assume that the 2003 acquisitions, 2004 financings and the internal restructuring transactions all occurred at the beginning of fiscal 2003. Investors should refer to the attached Unaudited Pro Forma Statements of Operations Data for supplemental information relating to these pro forma adjustments.

The Company sold 25.8 million tons of coal in 2004, including 19.4 million tons produced and processed by the Company and 6.4 million tons purchased from third parties. The majority of purchased coal was ultimately blended with the Company’s own production to fulfill precise contract specifications. In 2003, the Company sold 18.0 million tons of produced and processed coal, while coal purchased from third parties totaled 3.9 million tons. The Company’s average cost for produced and processed coal was $33.07 per ton in 2004 compared with $28.21 per ton in 2003. The unit cost for coal purchased from third parties was $45.21 per ton in 2004 and $31.91 for 2003. Coal margin for the full year was 14.5 percent compared with 9.7 percent for 2003.

For the year 2004, 37 percent of sales volume (9.5 million tons) went to the metallurgical market, while 63 percent (16.3 million tons) went to the steam market. In 2003, 29 percent of sales volume went to the metallurgical market and 71 percent to the steam market.

Results for the year ended December 31, 2004 were adversely impacted by a $5.1 million impairment charge related to an operating subsidiary in Colorado and additional professional and legal fees, including approximately $1.7 million spent on assessing and improving the Company’s internal controls in anticipation of enacting procedures required by the Sarbanes-Oxley Act. In addition, the Company’s new retiree medical plan for union-free employees added $3.7 million in costs for the year, and incentive awards and bonuses increased costs by approximately $8.0 million. Interest expense for 2004 was $12.2 higher than 2003 due to the issuance of our senior notes in May 2004.

Capital expenditures for the year 2004 were $70.1 million, an increase of $42.4 million from the prior year, primarily due to the replacement of mining equipment and upgrades to a preparation plant. In 2004 the Company also purchased two small coal operations in Pennsylvania and made an equity investment in a mining project in Venezuela. Cash flow from operations in 2004 exceeded capital outlays, reaching $104.8 million compared with $54.1 million in 2003.

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At December 31, 2004, the Company had total debt outstanding of $201.7 million and $53.0 million in letters of credit outstanding. The Company had available liquidity at year-end of $121.4 million, including cash of $7.4 million and an additional $114.0 million available under its credit facility.

Outlook

“While our production is almost fully committed for 2005, as of the beginning of February we had a significant level of uncommitted and unpriced production for 2006 and 2007—about 49 percent and 76 percent, respectively,” said Mike Quillen. “With about 40 percent of our uncommitted tonnage being metallurgical-quality coal, we are well positioned in the current market environment. Our coal purchasing and blending capabilities give us tremendous leeway in executing our business strategy.”

For 2005, Alpha expects total coal sales of 25 million to 26 million tons, and coal revenue to be in the $1.3 billion to $1.4 billion range. The Company is targeting EBITDA in the range of $210 million to $230 million for 2005.

Alpha anticipates that it may record a net loss for the fiscal quarter ending March 31, 2005, as the result of issuing shares of common stock to members of management in exchange for their interests in ANR Holdings, LLC (our former top-tier holding company), in connection with the internal restructuring that preceded Alpha’s initial public offering. The Company expects to record a total charge for this event of approximately $62.8 million (approximately $55.4 million of which is non-cash), with approximately $36.4 million of that charge being booked in the first quarter of 2005. The remainder will be charged to earnings over the ensuing seven fiscal quarters.

Conference Call Webcast

Alpha will hold a conference call to discuss 2004 fourth-quarter and year-end results on Wednesday, March 16 at 11:00 a.m. EST. The call will be accessible through the Internet at Alpha’s web site, www.alphanr.com, and will be archived on the site as well.

About Alpha Natural Resources

Alpha Natural Resources is a leading producer of high-quality Appalachian coal. Approximately 94 percent of the Company’s reserve base is high Btu coal and 89 percent is low sulfur, qualities that are in high demand among electric utilities which use steam coal. Alpha is also one of the nation’s largest producers and exporters of metallurgical coal, a key ingredient in steel manufacturing. Alpha currently operates 65 mines and 11 coal preparation and blending plants in five states.

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Non GAAP Disclosures

This news release includes certain non-GAAP financial measures as defined by SEC regulations. A reconciliation of these measures to the most directly comparable GAAP measures is included with this release. EBITDA and EBITDA, as adjusted, are measures used by management to gauge operating performance. Alpha defines EBITDA as net income or loss plus interest expense, income taxes, and depreciation, depletion and amortization, less interest income. EBITDA, as adjusted, includes EBITDA plus minority interest. Management presents EBITDA and EBITDA, as adjusted, as supplemental measures of the Company’s performance and debt-service capacity that may be useful to securities analysts, investors and others. These EBITDA measures are not, however, a measure of financial performance under GAAP and should not be considered as an alternative to net income, operating income or cash flow as determined in accordance with GAAP. Moreover, EBITDA is not calculated identically by all companies.

Summary Historical Financial Data

The following summary historical financial data as of December 31, 2004 and 2003 have been derived from the combined unaudited financial statements of ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries, the owners of a majority of the membership interests of ANR Holdings, LLC prior to the internal restructuring that preceded the initial public offering of Alpha Natural Resources, Inc.

Forward Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The Company uses the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on Alpha’s expectations and beliefs concerning future events affecting the Company and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These factors are difficult to accurately predict and may be beyond the control of the Company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: market demand for coal, electricity and steel; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; the Company’s production capabilities; the consummation of financing, acquisition or disposition transactions and the effect thereof on Alpha’s business; the Company’s plans and objectives for future operations and expansion or consolidation; the Company’s relationships with, and other conditions affecting its customers; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; inherent risks of coal mining beyond the Company’s control; environmental laws, including those directly affecting Alpha’s coal mining and production, and those affecting its customers’ coal usage; competition in coal markets; railroad and other transportation performance and costs; Alpha’s assumptions concerning economically recoverable coal reserve estimates; employee workforce factors; regulatory and court decisions; future legislation and changes in regulations or governmental policies; changes in postretirement benefit and pension obligations; and Alpha’s liquidity, results of operations and financial condition. These and other additional risk factors and uncertainties are discussed in greater detail in the Company’s Form S-1 Registration Statement and other documents filed with the Securities and Exchange Commission. Investors should keep in mind that any forward-looking statement made by the Company in this news release or elsewhere speaks only as of the date on which the Company makes it. New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.

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ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and Subsidiaries
Combined Condensed Statements of Operations — Unaudited
(In thousands)

	Quarter ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Coal revenues	$281,337	196,602	1,089,992	701,262
Freight and handling revenues	39,875	23,997	146,166	73,800
Other revenues	11,443	6,260	33,560	17,504

Total revenues	332,655	226,859	1,269,718	792,566

Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	254,485	182,248	931,585	632,979
Freight and handling costs	39,875	23,997	146,166	73,800
Cost of other revenues	8,121	5,218	25,064	16,750
Depreciation, depletion and amortization	16,660	10,248	56,012	36,054
Asset impairment charge	—	—	5,100	—
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	8,095	5,252	43,881	21,949

Total costs and expenses	327,236	226,963	1,207,808	781,532

Gain on sale of fixed assets, net	329	—	671	—

Income (loss) from operations	5,748	(104)	62,581	11,034

Other income (expense):
Interest expense	(5,544)	(1,884)	(20,041)	(7,848)
Interest income	200	12	531	103
Miscellaneous income	207	124	734	575

Total other income (expense), net	(5,137)	(1,748)	(18,776)	(7,170)

Income (loss) before income taxes and minority interest	611	(1,852)	43,805	3,864
Income tax expense (benefit)	(772)	(320)	3,960	668

Income (loss) before minority interest	1,383	(1,532)	39,845	3,196
Minority interest	268	(816)	19,830	934

Net income (loss)	$1,115	(716)	20,015	2,262

The following table reconciles EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure:

Net income (loss)	$1,115	(716)	20,015	2,262
Interest expense	5,544	1,884	20,041	7,848
Interest income	(200)	(12)	(531)	(103)
Income tax expense (benefit)	(772)	(320)	3,960	668
Depreciation, depletion and amortization	16,660	10,248	56,012	36,054

EBITDA	22,347	11,084	99,497	46,729
Minority interest	268	(816)	19,830	934

EBITDA, as adjusted	$22,615	10,268	119,327	47,663

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The table below represents the pro forma results for each of these periods and gives effect to our Internal Restructuring, the 2004 Financings and the 2003 Acquisitions (as these terms are defined below in note 1) as if those transactions had occurred at the beginning of the periods indicated. This pro forma data is for informational purposes only, and should not be considered indicative of results that would have been achieved had the transactions actually been consummated on the dates indicated. Please see our prospectus for full year 2003 pro forma detail.

Alpha Natural Resources, Inc.
Summary Unaudited Pro Forma Statement of Operations Data
In thousands, except per share amounts

	Quarter ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
Total revenues	$332,655	$233,406	$1,269,718	$902,766
Operating expenses (exclusive of items shown separately below)	302,481	215,103	1,102,815	805,966
Asset impairment charge	—	—	5,100	—
Selling, general and administrative expenses	8,095	5,799	43,881	29,389
Depreciation, depletion and amortization	16,660	11,218	56,012	45,951
Gain on sale of fixed assets	329	—	671	—

Income from operations	5,748	1,286	62,581	21,460
Interest expense	(5,544)	(6,262)	(22,738)	(22,355)
Interest income	200	40	531	422
Miscellaneous income	207	188	734	799
Income tax (expense) benefit	670	1,731	(11,471)	210

Net income (loss)	$1,281	$(3,017)	$29,637	$536

Pro forma earnings per share data
Basic earnings per share	$0.02	($0.05)	$0.49	$0.01
Number of shares for all periods 60,867,650
Diluted earnings per share	$0.02	($0.05)	$0.47	$0.01
Number of shares for all periods 62,409,585

The following table reconciles pro forma EBITDA to pro forma net income (loss), the most directly comparable GAAP measure:

Pro forma net income (loss)	$1,281	$(3,017)	$29,637	$536
Income tax expense (benefit)	(670)	(1,731)	11,471	(210)
Interest (income) expense, net	5,344	6,222	22,207	21,933
Depreciation, depletion and amortization expenses	16,660	11,218	56,012	45,951

Pro forma EBITDA	$22,615	$12,692	$119,327	$68,210

Note 1:	The Internal Restructuring was a series of transaction to convert our top-tier company from a LLC to a corporation.
The 2004 Financings were the issuance of our 10% senior notes and our entry into a $175 million credit facility.
The 2003 Acquisitions were our acquisitions of Coastal Coal Company, U.S. AMCI and Mears.

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ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and Subsidiaries
Combined Condensed Balance Sheets — Unaudited
(In thousands)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$7,391	11,246
Trade accounts receivable, net	95,828	70,205
Notes and other receivables	10,835	4,742
Inventories	54,569	33,113
Due from affiliate	323	3,770
Deferred income taxes	4,674	489
Prepaid expenses and other current assets	28,915	19,256

Total current assets	202,535	142,821
Property, plant, and equipment, net	217,964	198,147
Goodwill	18,641	17,121
Other intangibles, net	1,155	2,896
Other assets	36,826	18,351

Total assets	$477,121	379,336

Liabilities and Stockholder’s Equity and Partners’ Capital
Current liabilities:
Current portion of long-term debt	$1,693	13,329
Note payable	15,228	14,425
Bank overdraft	10,024	5,854
Trade accounts payable	51,050	41,357
Accrued expenses and other current liabilities	68,283	35,142

Total current liabilities	146,278	110,107
Long-term debt, net of current portion	184,784	57,210
Workers’ compensation benefits	4,678	1,660
Postretirement medical benefits	15,637	10,662
Asset retirement obligation	32,888	32,607
Deferred gains on sale of property interests	5,516	6,934
Deferred income taxes	7,718	823
Other liabilities	4,911	6,486

Total liabilities	402,410	226,489

Minority interest	28,778	66,480

Stockholder’s equity and partners’ capital:
Alpha NR Holding, Inc.:
Preferred stock — par value $0.01, 1,000 shares authorized, none issued and outstanding	—	—
Common stock — par value $0.01, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid-in capital	22,153	75,710
Retained earnings	18,828	1,442

Total Alpha NR Holding, Inc. stockholder’s equity	40,981	77,152
Alpha Fund IX Holdings, L.P.:
Partners’ capital	4,952	9,215

Total stockholder’s equity and partners’ capital	45,933	86,367

Total liabilities and stockholder’s equity and partners’ capital	$477,121	379,336

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ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and Subsidiaries
Combined Condensed Statements of Cash Flows — Unaudited
(In thousands)

	Year ended
	December 31,
	2004	2003
Operating activities:
Net income	$20,015	2,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	56,012	36,054
Amortization of debt issuance costs	4,474	1,276
Minority interest	19,830	934
Accretion of asset retirement obligation	3,301	2,699
Virginia tax credit	(4,872)	(1,879)
Asset impairment charge	5,100	—
Deferred income taxes	2,711	668
Other noncash items	494	(550)
Changes in operating assets and liabilities	(2,218)	12,640

Net cash provided by operating activities	104,847	54,104

Investing activities:
Capital expenditures	(70,117)	(27,719)
Proceeds from disposition of property, plant, and equipment	1,096	65,174
Purchase of net assets of acquired companies	(2,891)	(133,757)
Purchase of equity investment	(4,500)	—
Issuance of note receivable to coal supplier	(8,481)	—
Decrease (increase) in due from affiliate	620	(3,770)

Net cash used in investing activities	(84,273)	(100,072)

Financing activities:
Repayments of note payable	(14,425)	(15,600)
Proceeds from issuance of long-term debt	175,000	58,518
Repayments on long-term debt	(61,422)	(30,054)
Increase in bank overdraft	4,170	5,854
Debt issuance costs	(10,525)	(5,181)
Deferred offering costs	(1,655)	—
Advances from affiliates	—	20,047
Capital contributions	—	18,271
Distributions	(115,572)	(3,085)

Net cash provided by (used in) financing activities	(24,429)	48,770

Net increase (decrease) in cash and cash equivalents	(3,855)	2,802
Cash and cash equivalents at beginning of period	11,246	8,444

Cash and cash equivalents at end of period	$7,391	11,246

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Results for the year ended December 31, 2004 as if the Internal Restructuring and the 2004 Financings had occurred on January 1, 2004.

Alpha Natural Resources, Inc.
Unaudited Pro Forma Statement of Operations Data
For the Year Ended December 31, 2004

		2004 Financings
		and Internal
		Restructuring
		Pro Forma
	Historical (1)	Adjustments		Pro Forma
	(in thousands)
Total revenues	$1,269,718	$—		$1,269,718
Operating expenses (exclusive of items shown separately below) (2)	1,102,815	—		1,102,815
Asset impairment charge	5,100			5,100
Selling, general and administrative expenses	43,881			43,881
Depreciation, depletion and amortization	56,012	—		56,012
Gain on sale of fixed assets	671	—		671

Income from operations	62,581	—		62,581
Interest expense	(20,041)	(2,697	)(3)	(22,738)
Interest income	531			531
Miscellaneous income	734			734
Income tax expense	(3,960)	(6,511	)(4)	(11,471)
		(1,000	)(5)	—
Minority interest	(19,830)	19,830	(6)	—

Net income	$20,015	$9,622		$29,637

(1)	Results of operations from January 1, 2004 through December 31, 2004.

(2)	Operating expenses include cost of coal sales, freight and handling costs, and cost of other revenues.

(3)	Represents pro forma interest expense resulting from our new capital structure as shown in the table below:

(in thousands)
Note payable (a)	$228
Equipment financing (b)	101
Senior notes (c)	17,500
Funded revolver (d)	1,111
Letter of credit fees (e)	1,500
Commitment fees (f)	558
Less historical interest income	—

Total cash interest expense, net	20,998
Amortization of deferred loan costs (g)	1,740

Total pro forma interest expense, net	22,738
Less historical interest expense, net	(20,041)

Adjustment to interest expense, net	$2,697

(a)	Reflects interest at a fixed rate of 3.55% on a average balance of $8.7 million

(b)	Reflects pro forma interest expense at a fixed rate of 4.79% on an estimated average balance of $0.9 million

(c)	Reflects pro forma interest expense on our senior note at 10%

(d)	Reflects pro forma Interest at LIBOR of 1.52% plus 2.75% on an estimated average balance of $26.0 million.

(e)	Reflects fees at the fixed rate of 3.1% on $50.0 million letters of credit outstanding under our funded letter of credit facility.

(f)	Reflects commitment fees at 0.50% on an estimated $99.0 million average available balance.

(g)	Reflects deferred financing costs of $11.7 million amortized over approximately 7 years.

(4)	Reflects the tax effect of the pro forma adjustments calculated at the statutory rate of 38%.

(5)	Reflects the tax effect of ANR Fund IX Holdings, L.P.’s income and share of the income of ANR Holdings (not provided for in the historical statements due to the partnership tax status of ANR Fund IX Holdings, L.P.) at the estimated combined federal and state statutory rate of 38% as a result of our Internal Restructuring.

(6)	Reflects the elimination of the minority interest as a result of our Internal Restructuring.

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Results for the quarters ended December 31, 2004 and 2003 giving effect to the Internal Restructuring, 2004 Financings and the Mears Acquisition had occurred at the beginning of the periods.

Alpha Natural Resources, Inc.
Unaudited Pro Forma Statement of Operations Data
For the Quarter Ended December 31, 2004

		2004 Financings
		and Internal
		Restructuring
		Pro Forma
	Historical (1)	Adjustments		Pro Forma
	(in thousands)
Total revenues	$332,655	$—		$332,655
Operating expenses (exclusive of items shown separately below) (2)	302,481	—		302,481
Selling, general and administrative expenses	8,095			8,095
Depreciation, depletion and amortization	16,660	—		16,660
Gain on sale of fixed assets	329	—		329

Income from operations	5,748	—		5,748
Interest expense	(5,544)			(5,544)
Interest income	200			200
Miscellaneous income	207			207
Income tax (expense) benefit	772	(102	)(3)	670
Minority interest	(268)	268	(4)	—

Net income	$1,115	$166		$1,281

(1)	Results of operations from October 1, 2004 through December 31, 2004.

(2)	Operating expenses include cost of coal sales, freight and handling costs, and cost of other revenues.

(3)	Reflects the tax effect of ANR Fund IX Holdings, L.P.’s income and share of the income of ANR Holdings (not provided for in the historical statements due to the partnership tax status of ANR Fund IX Holdings, L.P.) at the estimated combined federal and state statutory rate of 38% as a result of our Internal Restructuring.

(4)	Reflects the elimination of the minority interest as a result of our Internal Restructuring.

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Alpha Natural Resources, Inc.
Unaudited Pro Forma Statement of Operations Data
For the Quarter Ended December 31, 2003

		2004 Financings,
		Internal
		Restructuring
		and 2003
		acquisitions
		Pro Forma
	Historical (1)	Adjustments		Pro Forma
	(in thousands)
Total revenues	$226,859	$6,547	(3)	$233,406
Operating expenses (exclusive of items shown separately below)(2)	211,463	3,640	(3)	215,103
Selling, general and administrative expenses	5,252	547	(3)	5,799
Depreciation, depletion and amortization	10,248	970	(3)	11,218

Income from operations	(104)	1,390		1,286
Interest expense	(1,884)	(3	)(3)	(6,262)
		(157	)(4)
		(4,218	)(5)
Interest income	12	28	(3)	40
Miscellaneous income	124	64	(3)	188
Income tax (expense) benefit	320	1,285	(6)	1,731
		126	(7)	—
Minority interest	816	(816	)(8)	—

Net loss	$(716)	$(2,301)		$(3,017)

(1)	Results of operations from October 1, 2003 through December 31, 2003 giving effect to the Mears’ acquisition on November 17, 2003.

(2)	Operating expenses include cost of coal sales, freight and handling costs, and cost of other revenues.

(3)	The pro forma operating adjustments for the period October 1, 2003 to November 17, 2003 for Mears.

(4)	Reflects additional interest expense related to the acquisition of Mears.

(5)	Reflects additional interest expense associated with our 10% senior notes.

(6)	Reflects the tax effect of the pro forma adjustments calculated at the statutory rate of 38%.

(7)	Reflects the tax effect of ANR Fund IX Holdings, L.P.’s income and share of the income of ANR Holdings (not provided for in the historical statements due to the partnership tax status of ANR Fund IX Holdings, L.P.) at the estimated combined federal and state statutory rate of 38% as a result of our Internal Restructuring.

(8)	Reflects the elimination of the minority interest as a result of our Internal Restructuring.

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